Exhibit 10.3

SECOND AMENDMENT TO

PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into as of this 28th day of November, 2012 by and between TNP SRT WAIANAE MALL, LLC, a Delaware limited liability company (“Seller”) and A&B PROPERTIES, INC., a Hawaii corporation (“Purchaser”) with respect to the real property and improvements located at 86-120 Farrington Highway, Waianae, Hawaii 96792.

Recitals

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of October 10, 2012 (the “Agreement”), as amended by that certain First Amendment to Purchase and Sale Agreement dated as of November 26, 2012 (the “First Amendment”); and

WHEREAS, Seller and Purchaser seek to further amend the Agreement as set forth below.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment but not otherwise defined shall have their same meanings as set forth in the Agreement or the First Amendment, as applicable.

2. Due Diligence Period. Notwithstanding anything to the contrary in the Agreement or the First Amendment, the Due Diligence Period shall be deemed to expire at 5:00 Hawaii time on November 30, 2012.

3. Ratifications. Except as specifically herein amended, all terms, provisions, conditions and exhibits contained in the Agreement, as modified by the First Amendment, are hereby confirmed, ratified and restated and shall remain unmodified and in full force and effect.

4. Counterparts; Signatures. This Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Amendment. Signatures to this Amendment transmitted by .pdf, electronic mail or other electronic means shall be treated as originals in all respects for purposes of this Amendment.

5. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank. Signatures Follow on Next Page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SELLER:	TNP SRT WAIANAE MALL, LLC,
a Delaware limited liability company

	By:	TNP Secured Holdings, LLC,
a Delaware limited liability company
	Its:	Member

		By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership
		Its:	Member

			By:	TNP Strategic Retail Trust, Inc., a Maryland corporation
			Its:	General Partner

			By:	/s/ K. Timothy O’ Brien
			Name:	K. Timothy O’ Brien
			Its:	Co-CEO

PURCHASER:	A&B PROPERTIES, INC., a Hawaii corporation

	By:	/s/ Lance K. Parker
	Name:	Lance K. Parker
	Its:	Vice President

	By:	/s/ Charles W. Loomis
	Name:	Charles W. Loomis
	Its:	Asst. Secretary